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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 dated March 3, 2000 of our reports dated February 17, 2000 included in BOLDER Technologies Corporation's Form 8-K filed on March 24, 2000 and to all references to our Firm included in such Form S-3.

Denver, Colorado
March 22, 2000